STAG INDUSTRIAL ANNOUNCES SECOND QUARTER 2026 RESULTS

Boston, MA — July 28, 2026 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), today announced its financial and operating results for the quarter ended June 30, 2026.

“The second quarter reflected sustained execution across our platform, supported by stabilizing industrial fundamentals,” said Bill Crooker, President and Chief Executive Officer of the Company. “STAG enters the back half of 2026 with an active pipeline, a fortified balance sheet, and clear momentum.”

Second Quarter 2026 Highlights

•Reported $0.28 of net income per basic and diluted common share for the second quarter of 2026, compared to $0.27 of net income per basic and diluted common share for the second quarter of 2025. Reported $52.9 million of net income attributable to common stockholders for the second quarter of 2026, compared to net income attributable to common stockholders of $50.0 million for the second quarter of 2025.

•Achieved $0.65 of Core FFO per diluted share for the second quarter of 2026, an increase of 3.2% compared to the second quarter of 2025 Core FFO per diluted share of $0.63.

•Produced Same Store Cash NOI of $158.8 million for the second quarter of 2026, an increase of 3.4% compared to the second quarter of 2025 of $153.6 million.

•Acquired seven buildings in the second quarter of 2026, consisting of 2.6 million square feet, for $287.1 million, with a Cash Capitalization Rate of 6.1% and a Straight-Line Capitalization Rate of 6.8%.

•Sold two buildings in the second quarter of 2026, consisting of 299,467 square feet, for $23.1 million.

•Achieved an Occupancy Rate of 94.5% on the total portfolio and 95.5% on the Operating Portfolio as of June 30, 2026.

•Commenced Operating Portfolio leases of 5.6 million square feet for the second quarter of 2026, resulting in a Cash Rent Change and Straight-Line Rent Change of 19.8% and 33.7%, respectively.

•Experienced 75.7% Retention for 6.0 million square feet of leases expiring in the quarter.

•Commenced a Build-to-Suit development project totaling 342,975 square feet of warehouse and distribution space at 3400 Discovery Boulevard in Dallas, Texas.

•Signed three leases totaling 152,824 square feet of warehouse and distribution space across the Company's development projects.

•Subsequent to quarter end, refinanced and combined $150 million term loan A and $200 million term loan F, which were scheduled to mature in March 2027 and now matures January 16, 2032.

•Subsequent to quarter end, signed a lease totaling 47,113 square feet of warehouse and distribution space at the Company's development project at 6980 Resource Drive in Reno, Nevada.

Please refer to the Non-GAAP Financial Measures and Other Definitions section at the end of this release for definitions of capitalized terms used in this release.
The Company will host a conference call tomorrow, Wednesday, July 29, 2026 at 10:00 a.m. (Eastern Time), to discuss the quarter’s results and provide information about acquisitions, operations, capital markets and corporate activities. Details of the call can be found at the end of this release.

Key Financial Measures

SECOND QUARTER & YEAR TO DATE 2026 KEY FINANCIAL MEASURES

	Three months ended June 30,			Six months ended June 30,
Metrics	2026	2025	% Change	2026	2025	% Change
(in $000s, except per share data)
Net income attributable to common stockholders	$52,878	$49,963	5.8%	$114,839	$141,316	(18.7)%
Net income per common share — basic	$0.28	$0.27	3.7%	$0.60	$0.76	(21.1)%
Net income per common share — diluted	$0.28	$0.27	3.7%	$0.60	$0.76	(21.1)%
Cash NOI	$172,221	$161,688	6.5%	$342,137	$318,885	7.3%
Same Store Cash NOI (1)	$158,808	$153,557	3.4%	$317,593	$305,762	3.9%
Adjusted EBITDAre	$161,669	$152,017	6.3%	$320,670	$298,430	7.5%
Core FFO	$127,710	$120,506	6.0%	$254,289	$235,760	7.9%
Core FFO per share / unit — basic	$0.66	$0.63	4.8%	$1.31	$1.24	5.6%
Core FFO per share / unit — diluted	$0.65	$0.63	3.2%	$1.30	$1.24	4.8%
Cash Available for Distribution	$101,409	$98,829	2.6%	$211,114	$205,315	2.8%
(1) The Same Store pool accounted for 90.7% of the total portfolio square footage as of June 30, 2026.
Definitions of the above-mentioned non-GAAP financial measures, together with reconciliations to net income (loss) in accordance with GAAP, appear at the end of this release. Please also see the Company’s supplemental information package for additional disclosure.
Acquisition, Development and Disposition Activity
For the three months ended June 30, 2026, the Company acquired seven buildings for $287.1 million with an Occupancy Rate of 100.0% upon acquisition. The chart below details the acquisition activity for the quarter:

SECOND QUARTER 2026 ACQUISITION ACTIVITY

Market	Date Acquired	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Cash Capitalization Rate	Straight-Line Capitalization Rate
Greenville, SC	5/26/2026	560,240	1	$62,373	9.5
Chicago, IL	5/26/2026	246,446	1	31,493	7.4
Cleveland, OH	6/11/2026	280,614	1	34,726	5.0
Indianapolis, IN	6/17/2026	826,687	2	84,732	9.1
Kansas City, KS	6/23/2026	574,732	1	55,493	7.4
Greenville, SC	6/29/2026	141,960	1	18,322	9.1
Total / weighted average		2,630,679	7	$287,139	8.2	6.1%	6.8%

The chart below details the 2026 acquisition activity and pipeline through July 27, 2026:

2026 ACQUISITION ACTIVITY AND PIPELINE DETAIL

	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Cash Capitalization Rate	Straight-Line Capitalization Rate
Q1	748,833	1	$80,713	12.4	6.1%	7.3%
Q2	2,630,679	7	287,139	8.2	6.1%	6.8%
Total / weighted average	3,379,512	8	$367,852	9.2	6.1%	6.9%

Pipeline	35.1 million	145	$4.0 billion

Additionally, in the second quarter, the Company acquired two vacant land parcels for $20.5 million.

The chart below details the disposition activity for the six months ended June 30, 2026:

2026 DISPOSITION ACTIVITY

	Square Feet	Buildings	Sale Price ($000s)
Q1	584,301	1	$30,100
Q2	299,467	2	23,088
Total	883,768	3	$53,188

Leasing Activity
The chart below details the leasing activity for leases commenced during the three months ended June 30, 2026:

SECOND QUARTER 2026 OPERATING PORTFOLIO LEASING ACTIVITY

Lease Type	Square Feet	Lease Count	W.A. Lease Term (Years)	Cash Base Rent $/SF	SL Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Cash Rent Change	SL Rent Change	Retention
New Leases	1,066,906	8	5.2	$7.87	$7.91	$2.85	$0.23	14.7%	20.4%
Renewal Leases	4,553,196	28	5.9	$6.24	$6.71	$1.37	$0.26	21.4%	38.0%	75.7%
Total / weighted average	5,620,102	36	5.8	$6.55	$6.94	$1.65	$0.25	19.8%	33.7%
The chart below details the leasing activity for leases commenced during the six months ended June 30, 2026:

2026 YEAR TO DATE OPERATING PORTFOLIO LEASING ACTIVITY

Lease Type	Square Feet	Lease Count	W.A. Lease Term (Years)	Cash Base Rent $/SF	SL Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Cash Rent Change	SL Rent Change	Retention
New Leases	2,516,949	16	7.1	$6.72	$7.11	$2.60	$0.32	24.3%	38.9%
Renewal Leases	9,099,353	57	5.8	$6.10	$6.52	$1.24	$0.18	19.2%	35.9%	72.5%
Total / weighted average	11,616,302	73	6.1	$6.23	$6.65	$1.53	$0.21	20.3%	36.6%
Additionally, for the three and six months ended June 30, 2026, leases commenced totaling 204,629 and 385,653 square feet, respectively, related to Value Add assets and first generation leasing. These are excluded from the Operating Portfolio statistics above.
The Company commenced a Build-to-Suit development project totaling 342,975 square feet of warehouse and distribution space at 3400 Discovery Boulevard in Dallas, Texas.
The Company signed a lease totaling 72,900 square feet of warehouse and distribution space at the Company's development project at 452 Casual Drive in Greenville, South Carolina. This building is now 100% leased.
The Company signed a lease totaling 44,980 square feet of warehouse and distribution space at the Company's development project at 2745 Piedmont Commerce Street SW in Charlotte, North Carolina. This building is now 90% leased.
The Company signed a lease totaling 34,944 square feet of warehouse and distribution space at the Company's development project at 6508 Powell Road in Tampa, Florida. This building is now 25% leased.
Subsequent to quarter end, the Company signed a lease totaling 47,113 square feet of warehouse and distribution space at the Company's development project at 6980 Resource Drive in Reno, Nevada. This building is now 62% leased.
Year to date, the Company signed seven leases totaling 677,528 square feet of warehouse and distribution space across the Company's development projects.
As of July 27, 2026, addressed 91.7% of expected 2026 new and renewal leasing, consisting of 16.6 million square feet, achieving Cash Rent Change of 20.5%.
Capital Markets Activity
As of July 27, 2026, the Company sold 3.4 million shares on a forward basis under the ATM common stock offering program at an average gross price of $39.00 per share, or $131.3 million in the aggregate, during the year.
The Company does not initially receive any proceeds from the sale of shares on a forward basis and has until the agreed-upon maturity date (typically one year) to settle the forward contract.
In the second quarter of 2026, the Company received net proceeds of $59.8 million related to forward sales that occurred during the year under the Company's ATM offering program.
The Company has total forward equity net proceeds of $70 million available unsettled as of July 27, 2026.
As of June 30, 2026, Net Debt to Annualized Run Rate Adjusted EBITDAre was 5.2x and Liquidity was $613.7 million.

Subsequent to quarter end, on July 1, 2026, the Company paid at maturity $50 million of fixed rate senior unsecured notes.
Subsequent to quarter end, on July 16, 2026, the Company refinanced and combined $150 million term loan A and $200 million term loan F, which were scheduled to mature in March 2027. The new term loan, totaling $350 million in principal, now matures January 16, 2032. The new term loan bears an aggregate fixed interest rate, inclusive of interest rate swaps, of 3.53% until March 2027 and will bear an aggregate fixed interest rate, inclusive of interest rate swaps, of 4.79% from March 2027 through January 16, 2032. Through the refinance, the Company also obtained a five basis points savings across all term loans and the Unsecured Credit Facility.
Quarterly Dividend Declaration
On July 27, 2026, the Company's Board of Directors authorized a dividend in the amount of $0.3875 per share for the third quarter of 2026, payable in cash on October 15, 2026, to common stockholders and common unit holders of record as of September 30, 2026.
Conference Call
The Company will host a conference call tomorrow, Wednesday, July 29, 2026, at 10:00 a.m. (Eastern Time) to discuss the quarter’s results.  The call can be accessed live over the phone toll-free by dialing (877) 407-4018, or for international callers, (201) 689-8471.  A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671.  The passcode for the replay is 13761520.
Interested parties may also listen to a simultaneous webcast of the conference call by visiting the Investor Relations section of the Company’s website at www.stagindustrial.com, or by clicking on the following link:

http://ir.stagindustrial.com/QuarterlyResults

Supplemental Schedule

The Company has provided a supplemental information package with additional disclosure and financial information on its website (www.stagindustrial.com) under the “Quarterly Results” tab in the Investor Relations section.

CONSOLIDATED BALANCE SHEETS
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	June 30, 2026	December 31, 2025
Assets
Rental Property:
Land	$848,814	$811,569
Buildings and improvements, net of accumulated depreciation of $1,213,281 and $1,119,931, respectively	5,818,778	5,593,471
Deferred leasing intangibles, net of accumulated amortization of $458,083 and $425,502, respectively	401,767	394,967
Total rental property, net	7,069,359	6,800,007
Cash and cash equivalents	65,886	14,910
Restricted cash	670	85,973
Tenant accounts receivable	161,064	156,458
Prepaid expenses and other assets	115,064	104,484
Interest rate swaps	19,191	13,529
Operating lease right-of-use assets	31,596	32,708
Assets held for sale, net	14,165	—
Total assets	$7,476,995	$7,208,069
Liabilities and Equity
Liabilities:
Unsecured credit facility	$449,000	$262,000
Unsecured term loans, net	1,021,854	1,021,341
Unsecured notes, net	1,967,768	1,966,994
Mortgage note, net	3,870	3,980
Accounts payable, accrued expenses and other liabilities	129,600	135,397
Interest rate swaps	2	1,310
Tenant prepaid rent and security deposits	59,754	59,225
Dividends and distributions payable	76,239	24,187
Deferred leasing intangibles, net of accumulated amortization of $34,309 and $34,098, respectively	23,616	25,566
Operating lease liabilities	36,037	37,040
Total liabilities	$3,767,740	$3,537,040
Equity:
Preferred stock, par value $0.01 per share, 20,000,000 shares authorized at June 30, 2026 and December 31, 2025; none issued or outstanding	—	—
Common stock, par value $0.01 per share, 300,000,000 shares authorized at June 30, 2026 and December 31, 2025, 192,803,274 and 191,005,261 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	1,928	1,910
Additional paid-in capital	4,679,282	4,616,888
Cumulative dividends in excess of earnings	(1,068,884)	(1,034,954)
Accumulated other comprehensive income	18,690	11,853
Total stockholders’ equity	3,631,016	3,595,697
Noncontrolling interest in operating partnership	74,249	71,342
Noncontrolling interest in joint ventures	3,990	3,990
Total equity	$3,709,255	$3,671,029
Total liabilities and equity	$7,476,995	$7,208,069

CONSOLIDATED STATEMENTS OF OPERATIONS
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenue
Rental income	$223,528	$207,438	$447,376	$412,800
Other income	841	155	1,200	367
Total revenue	224,369	207,593	448,576	413,167
Expenses
Property	45,028	40,403	92,344	84,081
General and administrative	13,543	12,901	27,398	26,207
Depreciation and amortization	82,246	74,473	160,840	148,373
Loss on impairment	—	888	—	888
Other expenses	455	(58)	893	514
Total expenses	141,272	128,607	281,475	260,063
Other income (expense)
Interest and other income	65	3	161	8
Interest expense	(37,495)	(33,618)	(73,380)	(66,147)
Gain on involuntary conversion	—	—	—	1,855
Gain on the sales of rental property, net	8,346	5,692	23,445	55,605
Total other income (expense)	(29,084)	(27,923)	(49,774)	(8,679)
Net income	$54,013	$51,063	$117,327	$144,425
Less: income attributable to noncontrolling interest in operating partnership	1,096	1,058	2,411	3,022
Net income attributable to STAG Industrial, Inc.	$52,917	$50,005	$114,916	$141,403
Less: amount allocated to participating securities	39	42	77	87
Net income attributable to common stockholders	$52,878	$49,963	$114,839	$141,316

Weighted average common shares outstanding — basic	191,180	186,535	191,088	186,502
Weighted average common shares outstanding — diluted	191,332	186,910	191,285	186,834

Net income per share — basic and diluted
Net income per share attributable to common stockholders — basic	$0.28	$0.27	$0.60	$0.76
Net income per share attributable to common stockholders — diluted	$0.28	$0.27	$0.60	$0.76

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
NET OPERATING INCOME RECONCILIATION
Net income	$54,013	$51,063	$117,327	$144,425
General and administrative	13,543	12,901	27,398	26,207
Depreciation and amortization	82,246	74,473	160,840	148,373
Interest and other income	(65)	(3)	(161)	(8)
Interest expense	37,495	33,618	73,380	66,147
Loss on impairment	—	888	—	888
Gain on involuntary conversion	—	—	—	(1,855)
Other expenses	455	(58)	893	514
Gain on the sales of rental property, net	(8,346)	(5,692)	(23,445)	(55,605)
Net operating income	$179,341	$167,190	$356,232	$329,086

Net operating income	$179,341	$167,190	$356,232	$329,086
Rental property straight-line rent adjustments, net	(6,792)	(4,859)	(13,258)	(8,974)
Amortization of above and below market leases, net	(328)	(643)	(837)	(1,227)
Cash net operating income	$172,221	$161,688	$342,137	$318,885

Cash net operating income	$172,221
Cash NOI from acquisition and disposition timing	3,118
Cash termination, solar and other income	(929)
Run Rate Cash NOI	$174,410

Same Store Portfolio NOI
Total NOI	$179,341	$167,190	$356,232	$329,086
Less: NOI non-same-store properties	(14,047)	(5,937)	(26,376)	(10,376)
Termination, solar and other adjustments, net	(1,917)	(1,370)	(2,621)	(1,782)
Same Store NOI	$163,377	$159,883	$327,235	$316,928
Less: straight-line rent adjustments, net	(4,286)	(5,669)	(8,899)	(9,874)
Plus: amortization of above and below market leases, net	(283)	(657)	(743)	(1,292)
Same Store Cash NOI	$158,808	$153,557	$317,593	$305,762

EBITDA FOR REAL ESTATE (EBITDAre) RECONCILIATION
Net income	$54,013	$51,063	$117,327	$144,425
Depreciation and amortization	82,246	74,473	160,840	148,373
Interest and other income	(65)	(3)	(161)	(8)
Interest expense	37,495	33,618	73,380	66,147
Loss on impairment	—	888	—	888
Gain on the sales of rental property, net	(8,346)	(5,692)	(23,445)	(55,605)
EBITDAre	$165,343	$154,347	$327,941	$304,220

ADJUSTED EBITDAre RECONCILIATION
EBITDAre	$165,343	$154,347	$327,941	$304,220
Straight-line rent adjustments, net	(6,875)	(4,935)	(13,425)	(9,125)
Amortization of above and below market leases, net	(328)	(643)	(837)	(1,227)
Non-cash compensation expense	3,521	3,248	6,983	6,430
Non-recurring other items	8	—	8	(13)
Gain on involuntary conversion	—	—	—	(1,855)
Adjusted EBITDAre	$161,669	$152,017	$320,670	$298,430

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
CORE FUNDS FROM OPERATIONS RECONCILIATION
Net income	$54,013	$51,063	$117,327	$144,425
Rental property depreciation and amortization	82,175	74,386	160,684	148,200
Loss on impairment	—	888	—	888
Gain on the sales of rental property, net	(8,346)	(5,692)	(23,445)	(55,605)
Funds from operations	$127,842	$120,645	$254,566	$237,908
Amount allocated to restricted shares of common stock and unvested units	(132)	(139)	(277)	(293)
Funds from operations attributable to common stockholders and unit holders	$127,710	$120,506	$254,289	$237,615

Funds from operations attributable to common stockholders and unit holders	$127,710	$120,506	$254,289	$237,615
Gain on involuntary conversion	—	—	—	(1,855)
Core funds from operations	$127,710	$120,506	$254,289	$235,760

Weighted average common shares and units
Weighted average common shares outstanding	191,180	186,535	191,088	186,502
Weighted average units outstanding	3,692	3,697	3,722	3,706
Weighted average common shares and units - basic	194,872	190,232	194,810	190,208
Dilutive shares	152	375	197	332
Weighted average common shares, units, and other dilutive shares - diluted	195,024	190,607	195,007	190,540
Core funds from operations per share / unit - basic	$0.66	$0.63	$1.31	$1.24
Core funds from operations per share / unit - diluted	$0.65	$0.63	$1.30	$1.24

CASH AVAILABLE FOR DISTRIBUTION RECONCILIATION
Core funds from operations	$127,710	$120,506	$254,289	$235,760
Amount allocated to restricted shares of common stock and unvested units	132	139	277	293
Non-rental property depreciation and amortization	71	87	156	173
Straight-line rent adjustments, net	(6,875)	(4,935)	(13,425)	(9,125)
Capital expenditures	(12,563)	(10,996)	(21,215)	(15,975)
Capital expenditures reimbursed by tenants	(528)	(689)	(528)	(794)
Lease commissions and tenant improvements	(11,427)	(9,868)	(18,162)	(14,085)
Non-cash portion of interest expense	1,368	1,337	2,739	2,638
Non-cash compensation expense	3,521	3,248	6,983	6,430
Cash available for distribution	$101,409	$98,829	$211,114	$205,315

Non-GAAP Financial Measures and Other Definitions

Acquisition Capital Expenditures: We define Acquisition Capital Expenditures as capital expenditures identified at the time of acquisition. Acquisition Capital Expenditures also include new lease commissions and tenant improvements for space that was not occupied under the Company's ownership.

Cash Available for Distribution: Cash Available for Distribution represents Core FFO, excluding non-rental property depreciation and amortization, straight-line rent adjustments, non-cash portion of interest expense, non-cash compensation expense, and deducts capital expenditures reimbursed by tenants, capital expenditures, leasing commissions and tenant improvements, and severance costs.

Cash Available for Distribution should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements.

Cash Available for Distribution excludes, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, our calculation of Cash Available for Distribution may not be comparable to similarly titled measures disclosed by other REITs.

Cash Capitalization Rate: We define Cash Capitalization Rate as calculated by dividing (i) the Company’s estimate of year one cash net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, solar income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the GAAP purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2025.

Cash Rent Change: We define Cash Rent Change as the percentage change in the base rent of the lease commenced during the period compared to the base rent of the Comparable Lease for assets included in the Operating Portfolio. The calculation compares the first base rent payment due after the lease commencement date compared to the base rent of the last monthly payment due prior to the termination of the lease, excluding holdover rent. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses.

Comparable Lease: We define a Comparable Lease as a lease in the same space with a similar lease structure as compared to the previous in-place lease, excluding new leases for space that was not occupied under our ownership.

Earnings before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre), Adjusted EBITDAre, Annualized Adjusted EBITDAre, Run Rate Adjusted EBITDAre, and Annualized Run Rate Adjusted EBITDAre: We define EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss) (computed in accordance with GAAP) before interest expense, interest and other income, tax, depreciation and amortization, gains or losses on the sale of rental property, and loss on impairments. Adjusted EBITDAre further excludes straight-line rent adjustments, non-cash compensation expense, amortization of above and below market leases, net, gain (loss) on involuntary conversion, debt extinguishment and modification expenses, and other non-recurring items.

We define Annualized Adjusted EBITDAre as Adjusted EBITDAre multiplied by four.

We define Run Rate Adjusted EBITDAre as Adjusted EBITDAre plus incremental Adjusted EBITDAre adjusted for a full period of acquisitions and dispositions. Run Rate Adjusted EBITDAre does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

We define Annualized Run Rate Adjusted EBITDAre as Run Rate Adjusted EBITDAre excluding allowable one-time items multiplied by four plus allowable one-time items.

EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We believe that EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre are helpful to investors as supplemental measures of the operating performance of a real estate company because they are direct measures of the actual operating results of our properties. We also use these measures in ratios to compare our performance to that of our industry peers.

Funds from Operations (FFO) and Core FFO: We define FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (losses) from sales of land, impairment write-downs of depreciable real estate, rental property depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures. Core FFO excludes debt extinguishment and modification expenses and other expenses, gain (loss) on involuntary conversion, gain (loss) on swap ineffectiveness, and non-recurring other expenses.

None of FFO or Core FFO should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We use FFO as a supplemental performance measure because it is a widely recognized measure of the performance of REITs. FFO may be used by investors as a basis to compare our operating performance with that of other REITs. We and investors may use Core FFO similarly as FFO.

However, because FFO and Core FFO exclude, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, other REITs may not calculate FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Similarly, our calculation of Core FFO may not be comparable to similarly titled measures disclosed by other REITs.

GAAP: We define GAAP as generally accepted accounting principles in the United States.

Liquidity: We define Liquidity as the amount of aggregate undrawn nominal commitments the Company could immediately borrow under the Company’s unsecured debt instruments, consistent with the financial covenants, plus unrestricted cash balances.

Market: We define Market as the market defined by CBRE-EA based on the building address. If the building is located outside of a CBRE-EA defined market, the city and state is reflected.

Net Debt: We define Net Debt as the outstanding principal balance of the Company's total debt, less cash and cash equivalents and proceeds from pending reverse Section 1031 like-kind exchanges that are included in restricted cash.

Net operating income (NOI), Cash NOI, and Run Rate Cash NOI: We define NOI as rental income, including reimbursements, less property expenses, which excludes depreciation, amortization, loss on impairments, general and administrative expenses, interest expense, interest income, gain (loss) on involuntary conversion, debt extinguishment and modification expenses, gain on sales of rental property, and other expenses.

We define Cash NOI as NOI less rental property straight-line rent adjustments and less amortization of above and below market leases, net.

We define Run Rate Cash NOI as Cash NOI plus Cash NOI adjusted for a full period of acquisitions and dispositions, less cash termination income, solar income and revenue associated with one-time tenant reimbursements of capital expenditures. Run Rate Cash NOI does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

We consider NOI, Cash NOI and Run Rate Cash NOI to be appropriate supplemental performance measures to net income because we believe they help us, and investors understand the core operations of our buildings. None of these measures should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. Further, our calculations of NOI, Cash NOI and Run Rate NOI may not be comparable to similarly titled measures disclosed by other REITs.

Occupancy Rate: We define Occupancy Rate as the percentage of total leasable square footage for which either revenue recognition has commenced in accordance with GAAP or the lease term has commenced as of the close of the reporting period, whichever occurs earlier.

Operating Portfolio: We define the Operating Portfolio as all buildings that were acquired stabilized or have achieved Stabilization. The Operating Portfolio excludes non-core flex/office buildings, buildings contained in the Value Add Portfolio, and buildings classified as held for sale.

Pipeline: We define Pipeline as a point in time measure that includes all of the transactions under consideration by the Company’s acquisitions group that have passed the initial screening process. The pipeline also includes transactions under contract and transactions with non-binding LOIs.

Renewal Lease: We define a Renewal Lease as a lease signed by an existing tenant to extend the term for 12 months or more, including (i) a renewal of the same space as the current lease at lease expiration, (ii) a renewal of only a portion of the current space at lease expiration, or (iii) an early renewal or workout, which ultimately does extend the original term for 12 months or more.

Repositioning: We define Repositioning as significant capital improvements made to improve the functionality of a building without causing material disruption to the tenant or Occupancy Rate. Buildings undergoing Repositioning remain in the Operating Portfolio.
Retention: We define Retention as the percentage determined by taking Renewal Lease square footage commencing in the period divided by square footage of leases expiring in the period for assets included in the Operating Portfolio.

Same Store: We define Same Store properties as properties that were in the Operating Portfolio for the entirety of the comparative periods presented. The results for Same Store properties exclude termination fees, solar income, and revenue associated with one-time tenant reimbursements of capital expenditures. Same Store properties exclude Operating Portfolio properties with expansions placed into service or transferred from the Value Add Portfolio to the Operating Portfolio after January 1, 2025.

Stabilization: We define Stabilization for assets under development or redevelopment to occur as the earlier of achieving 90% occupancy or 12 months after completion. Stabilization for assets that were acquired and immediately added to the Value Add Portfolio occurs under the following:
•if acquired with less than 75% occupancy as of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy or 12 months from the acquisition date,
•if acquired and will be less than 75% occupied due to known move-outs within two years of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy after the known move-outs have occurred or 12 months after the known move-outs have occurred.

Straight-Line Capitalization Rate: We define Straight-Line Capitalization Rate as calculated by dividing (i) the Company’s estimate of annual net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which is utilzing the average monthly base rent over the term of the lease and does not include termination income, solar income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the GAAP purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2025.

Straight-Line Rent Change (SL Rent Change): We define SL Rent Change as the percentage change in the average monthly base rent over the term of the lease that commenced during the period compared to the Comparable Lease for assets included in the Operating Portfolio. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses, and this calculation excludes the impact of any holdover rent.

Value Add Portfolio: We define the Value Add Portfolio as properties that meet any of the following criteria:
•less than 75% occupied as of the acquisition date;
•will be less than 75% occupied due to known move-outs within two years of the acquisition date;
•out of service with significant physical renovation of the asset;
•development.

Weighted Average Lease Term: We define Weighted Average Lease Term as the contractual lease term in years, assuming that tenants exercise no renewal options, purchase options, or early termination rights, as of the lease start date weighted by square footage. Weighted Average Lease Term related to acquired assets reflects the remaining lease term in years as of the acquisition date weighted by square footage.

Forward-Looking Statements

This earnings release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. STAG Industrial, Inc. (STAG) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe STAG’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should”, “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond STAG’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in STAG’s most recent Annual Report on Form 10-K for the year ended December 31, 2025, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Accordingly, there is no assurance that STAG’s expectations will be realized. Except as otherwise required by the federal securities laws, STAG disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in STAG’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.